UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2012

HealthStream, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-27701	621443555
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 10th Ave. South, Suite 450, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-301-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2012, HealthStream, Inc., a Tennessee corporation (the "Company") entered into the Fifth Amendment to Loan Agreement, by and between the Company and SunTrust Bank, a Georgia banking corporation ("SunTrust") in connection with the revolving credit facility previously extended to the Company by SunTrust (the "Revolving Credit Facility").

The material terms of the Fifth Amendment to the Revolving Credit Facility are as follows:

Maximum Permitted Borrowings:
The maximum permitted borrowings remains unchanged at $20.0 million.

Maturity:
The maturity date of the Revolving Credit Facility was extended to July 21, 2014.

Collateral and Guarantees:
The obligations under the Revolving Credit Facility are guaranteed by each of the Company’s subsidiaries.

Interest:
The interest rate was not changed and is based on LIBOR plus a margin determined in accordance with a pricing grid.

Fees:
The Company was not subject to any amendment fees, but did incur a $20,000 commitment fee and agreed to reimburse SunTrust expenses in connection with extending the Revolving Credit Facility.

Certain Covenants:
The financial tests and covenants that the Company is required to meet under the Revolving Credit Facility remain unchanged from those specified under the Third Amendment.

The foregoing description of the amendment to the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment to Loan Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference hereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Fifth Amendment to Loan Agreement, dated as of July 19, 2012, by and between HealthStream, Inc., as borrower, and SunTrust Bank, as lender.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthStream, Inc.

July 20, 2012	By:	Gerard Hayden

Name: Gerard Hayden
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Loan Agreement, dated as of July 19, 2012, by and between HealthStream, Inc., as borrower, and SunTrust Bank, as lender.